Exhibit 99.1

22nd Century Group Provides Update on Incident at Grass Valley Facility

Established backup plans implemented to ensure continuous customer delivery

BUFFALO, N.Y., November 21, 2022 (Globe Newswire) — GVB Biopharma, a 22nd Century Group company (Nasdaq: XXII), today announced that a fire occurred at its GVB Biopharma distillate and isolate manufacturing facility located in Grass Valley, Oregon, on November 20, 2022. There were no reported life threatening injuries, but the fire damaged the facility.

"We want to thank the first responders who were able to quickly contain the fire and prioritize the safety of local residents during this event,” said James A. Mish, chief executive officer of 22nd Century Group. “Our first priority is the care of our employees who reported injuries and are receiving medical care.”

All Grass Valley manufacturing operations will be curtailed; however the Company is implementing backup production plans and believes its customers will experience no disruption in service or quality of products. 22nd Century is currently evaluating the extent of the damage resulting from the fire and the amount of loss is unknown at this time. The Company expects that losses resulting from the fire will be covered by its property and business interruption insurance policies.

Said Mish, “While the fire at our Grass Valley facility caused serious damage, we have backup plans in place to immediately ensure our customers receive product deliveries uninterrupted. We are also implementing our contingency plan, which includes at least five separate opportunities to rapidly continue the production of our distillate and isolate products. We will carefully evaluate these options for both immediate and longer term needs so as to mitigate any potential disruption from these events. Our team is moving rapidly to assess the extent of the damage, which we expect will be covered under our property and business interruption insurance policies.”

About GVB Biopharma

GVB Biopharma, a 22nd Century company, is a global-scale specialty ingredient supplier and contract development & manufacturing organization (CDMO) with manufacturing locations in Nevada and Oregon. GVB is the largest merchant provider of cannabinoid extracts and isolates in North America with a focus on cannabidiol (CBD) and cannabigerol (CBG) extracted and refined at an industrial scale into distillates and isolates. GVB Biopharma’s facilities are NSF International audited and are cGMP Registered for dietary supplements manufacturing. GVB is widely regarded as a best-in-class operator with a leading position in the hemp-derived active ingredients market, with around 15% market share and growing. GVB is also a white-label contract manufacturer of tinctures, gel capsules, gummies, mints, tablets, topical, and vape offerings.

About 22nd Century Group, Inc.

22nd Century Group, Inc. (Nasdaq: XXII) is a leading agricultural biotechnology company focused on tobacco harm reduction, reduced nicotine tobacco and improving health and wellness through plant science. With dozens of patents allowing it to control nicotine biosynthesis in the tobacco plant, the Company has developed proprietary reduced nicotine content (RNC) tobacco plants and cigarettes, which have become the cornerstone of the FDA’s Comprehensive Plan to address the widespread death and disease caused by smoking. The Company received the first and only FDA MRTP authorization of a combustible cigarette in December 2021. In tobacco, hemp/cannabis, and hop plants, 22nd Century uses modern plant breeding technologies, including genetic engineering, gene-editing, and molecular breeding to deliver solutions for the life science and consumer products industries by creating new, proprietary plants with optimized alkaloid and flavonoid profiles as well as improved yields and valuable agronomic traits.

Learn more at xxiicentury.com, on Twitter, on LinkedIn, and on YouTube.

Learn more about VLN® at tryvln.com.

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Cautionary Note Regarding Forward-Looking Statements
Except for historical information, all of the statements, expectations, and assumptions contained in this press release are forward-looking statements. Forward-looking statements typically contain terms such as “anticipate,” “believe,” “consider,” “continue,” “could,” “estimate,” “expect,” “explore,” “foresee,” “goal,” “guidance,” “intend,” “likely,” “may,” “plan,” “potential,” “predict,” “preliminary,” “probable,” “project,” “promising,” “seek,” “should,” “will,” “would,” and similar expressions. Actual results might differ materially from those explicit or implicit in forward-looking statements. Important factors that could cause actual results to differ materially are set forth in “Risk Factors” in the Company’s Annual Report on Form 10-K filed on March 1, 2022, and in the Company’s Quarterly Report filed on August 9, 2022. All information provided in this release is as of the date hereof, and the Company assumes no obligation to and does not intend to update these forward-looking statements, except as required by law.

Investor Relations & Media Contact
Mei Kuo

22nd Century Group, Inc.

Director, Communications & Investor Relations

mkuo@xxiicentury.com

Darrow Associates Investor Relations

Matt Kreps

mkreps@darrowir.com